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                                                                     Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    NAVISTAR FINANCIAL SECURITIES CORPORATION


Adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. Navistar Financial Securities Corporation, a corporation organized under the General Corporation Law of the State of Delaware, for the purpose amending and restating its Certificate of Incorporation filed with the office of the Secretary of State of Delaware on September 13, 1990 under the name Navistar Financial Securities Corporation, hereby certifies that effective on March 24, 1999 its Amended and Restated Certificate of Incorporation is amended and restated to read in its entirety as follows:

                                  ARTICLE FIRST

     The name of the corporation is Navistar Financial Securities Corporation (the "Corporation").


                                 ARTICLE SECOND

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE THIRD

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in the following activities:

     (a) to acquire from Navistar Financial Corporation ("NFC") or any of its subsidiaries or affiliates or from third parties (collectively, "Originators") all or any portion of the right, title and interest of any such party in and to wholesale or retail notes, accounts, contracts, finance leases, operating leases, installment obligations, general intangibles or other rights to payment from dealers that sell trucks, school buses, chassis and other vehicles by allied equipment manufacturers or other obligors, monies due thereunder and proceeds related thereto, ownership or security interests in the vehicles or other assets financed thereby, and related fights (collectively, the "Receivables and Related Assets");

     (b) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables and Related Assets, collateral securing the Receivables and Related Assets, related


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insurance policies, agreements with NFC or any of its subsidiaries or affiliates and any proceeds or further rights associated with any of the foregoing;

     (c) to sell, transfer, assign, pledge, hypothecate or otherwise convey a fill or limited interest in all or a portion of the Receivables and Related Assets to NFC or any of its subsidiaries or affiliates or any other person pursuant to pooling and servicing agreements, indentures, loan agreements. purchase agreements or other agreements or instruments (the "Agreements") to be entered into by the Corporation;

     (d) to perform its obligations under any Agreements, and arty other agreements or instruments in connection with any of the foregoing; and

     (e) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

                                 ARTICLE FOURTH

     Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without receiving prior written confirmation from each nationally recognized rating agency that has been requested by the Corporation or any of its affiliates to rate any then outstanding class or series of notes, certificates, commercial paper or other securities backed, in whole or in part, by the Receivables and Related Assets, whether such securities are issued by the Corporation. an affiliate of the Corporation or any other person (such rating agency being a "Relevant Rating Agency" and rated securities being "Rated Instruments"), and which is then rating such Rated Instruments, that any such action taken by the Corporation will not have an adverse effect upon the rating of such Rated Instrument, do any of the following:

     (a) engage in any business or activity other than those set forth in Article Third;

     (b) incur any indebtedness for borrowed money, or assume or guaranty any indebtedness of any other person, other than (A) indebtedness incurred in connection with the Rated Instruments, (B) indebtedness incurred in connection with the acquisition of Receivables and Related Rights or otherwise permitted by any Agreement, and (C) indebtedness to Navistar Financial Corporation ("NFC") where (i) NEC has delivered to the Corporation an undertaking that it will not institute against, or join arty other person in instituting against, the Corporation any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for at least one year after all Rated Instruments are paid in full, (ii) such indebtedness does not constitute a claim against the Corporation in the event that the Corporation's assets are insufficient to pay in full such obligations and (iii) such indebtedness is nonrecourse against any assets of the Corporation other than the assets pledged to secure such additional debt;



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     (c) dissolve or liquidate, in whole or in part;

     (d) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, other than transfers permitted pursuant to the Agreement, unless:

          (i) the entity (if other than the Corporation) formed or surviving the consolidation or merger of which acquires the properties and assets of the corporation is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Corporation, including those obligations of the Corporation under the Agreement, and has a Certificate of Incorporation containing provisions identical to the provisions of Article Third, this Article Fourth, Article Fifth, Article Fourteenth and Article Sixteenth; and

          (ii) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness; provided that the Corporation shall provide the Relevant Rating Agencies with notice of each merger or consolidation at least thirty days prior to the effectiveness thereon; or

     (e) without the affirmative vote of 100% of the members of the Board of Directors of the corporation, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

                                  ARTICLE FIFTH

     (a) At all times the Board of Directors shall include at least two individuals who are Independent Directors. As used herein, an "Independent Director" shall be an individual who: (i) is not and has not ever been employed by NFC or any of its subsidiaries or affiliates as a director, officer or employee; (ii) is not (and is not affiliated with a company or firm that is) a significant advisor or consultant to NFC or any of its subsidiaries or affiliates; (iii) is not affiliated with a significant customer or supplier of NEC or any of its subsidiaries or affiliates; (iv) is not affiliated with a company of which NFC or any of its subsidiaries and affiliates is a significant customer or supplier; (v) does not have significant personal services contract(s) with NFC or any of its subsidiaries or affiliates; (vi) is not affiliated with a tax-exempt entity that receives significant contributions from NEC or any of its subsidiaries or affiliates; (vii) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of shares of any classes of common stock of



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Navistar International Corporation the value of which constitutes more than 5%
of such individual s net worth; and (viii) is not a spouse, parent, sibling or child of any person described by (i) through (vii).

     (b) As used in paragraph (a) of this Article Fifth, the following terms shall have the meanings set forth in this section:

          (i) An "affiliate" of a person, or a person "affiliated with," a specified person, shall mean a person that directly.) or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

          (ii) The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person. whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shah not be deemed to control another person solely because he or she is a director of such other person.

          (iii) The term "person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to
     Section 1 3(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect an January 1, 1993.

          (iv) A "subsidiary" of NEC shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries, by NEC.

          (v) A person shall be deemed to be, or to be affiliated with, a company or firm that is a "significant advisor or consultant to NEC or any of its subsidiaries or affiliates" if he, she, or it, as the case may be, received or would receive fees or similar compensation from NFC or any of its subsidiaries or affiliates in excess of the lesser of (A) 3% of' the consolidated gross revenues which NEC and its subsidiaries received for the sale of their products and services during the last fiscal year of NEC; (B) 5% of the gross revenues of the person during the last calendar year, f' such person is a self-employed individual; and (C) 5% of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the person is a company or firm; provided, however, that director's fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.

          (vi) A "significant customer of NFC or any of its subsidiaries or affiliates" shall mean a customer from which NEC and any of its subsidiaries or affiliates



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     collectively in the last fiscal year of NEC received payments in consideration for the products and services of NFC and its subsidiaries or affiliates which are in excess of 3% of the consolidated gross revenues of NFC and its subsidiaries during such fiscal year.

          (vii) A "significant supplier of NEC or any of its subsidiaries or affiliates" shall mean a supplier to which NEC and any of its subsidiaries or affiliates collectively in the last fiscal year of NFC made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of NEC and its subsidiaries during such fiscal year.

          (viii) NFC or any of its subsidiaries and affiliates shall be deemed a "significant customer" of a company if NFC and any of its subsidiaries and affiliates collectively were the direct source during such company's last fiscal year of in excess of 5% of the gross revenues which such company received for the sale of its products and services during such fiscal year.

          (ix) NEC or any of its subsidiaries and affiliates shall be deemed a "significant supplier" of a company if NEC and any of its subsidiaries and affiliates collectively received in such company's last fiscal year payments front such company in excess of 5% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

          (x) A person shall be deemed to have "significant personal services contracts with NEC or any of its subsidiaries or affiliates" if the fees and other compensation received by the person pursuant to personal services contracts with NEC and any of its subsidiaries or affiliates exceeded or would exceed 5% of his or her gross revenues during the last calendar year.

          (xi) A tax-exempt entity shall be deemed to receive "significant contributions from NEC or any of its subsidiaries or affiliates" if such tax-exempt entity received during its contributions from NEC or its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues of NFC and its subsidiaries during such fiscal year and (B) 5% of the contributions received by the tax-exempt entity during such fiscal year.

     (c) If any Independent Director ceases to serve as a director for any reason, the Corporation shall give each Relevant Rating Agency prompt notice of the new Independent Director designated to fill such vacancy.

                                  ARTICLE SIXTH

     No Independent Director shall, with regard to any act, or failure to act, in connection



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with any matter referred to in clause (e) of Article Fourth owe a fiduciary duty or other obligation to the stockholders (except as may specifically be required by the statutory law of any applicable jurisdiction); instead, each Independent Director's fiduciary duty or other obligations with regard to such act, or failure to act, in connection with any matter referred to in clause (e) of Article Fourth shall be owed to the Corporation including, without limitation, the creditors of the Corporation. Every stockholder shall be deemed to have consented to the foregoing by virtue of such stockholder's purchase of shares of capital stock of the Corporation, no further act or deed of any stockholder being required to evidence such consent.

                                 ARTICLE SEVENTH

     Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                 ARTICLE EIGHTH

     The Board of Directors of the Corporation is authorized to adopt, amend or repeal the by-laws of the Corporation.

                                  ARTICLE NINTH

     The total number of shares of stock which the Corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $1.00 per share.

                                 ARTICLES TENTH

     The Corporation is to have perpetual existence.

                                ARTICLE ELEVENTH

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                 ARTICLE TWELFTH

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

                               ARTICLE THIRTEENTH



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     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                               ARTICLE FOURTEENTH

     Neither the Corporation's funds nor any other assets of the Corporation are to be commingled with those of any other corporate or natural person.

     The Corporation will maintain separate corporate records and books of account from those of any other corporate or natural person.

                                ARTICLE FIFTEENTH

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                ARTICLE SIXTEENTH

     The Corporation shall not, without the prior written consent of the Trustee, amend, alter, change or repeal any provision of this Certificate of Incorporation, nor shall the Corporation, without the prior written consent of each Relevant Rating Agency amend, alter, change or repeal Articles Third, Fourth, Fifth, Fourteenth or this Article Sixteenth of this Certificate of Incorporation. Subject to the foregoing limitations, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.



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     IN WITNESS WHEREOF, the undersigned, being the Secretary, hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the GCL, under the penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation this 24th day of March. 1999.

                                    NAVISTAR FINANCIAL SECURITIES
                                    CORPORATION


                                    By:     /s/ William W. Jones
                                       ----------------------------------------
                                    Its     Secretary



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